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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Walt Disney Company of our report dated November 19, 1998 relating to the financial statements appearing in The Walt Disney Company's Annual Report on Form 10-K, as amended, for the year ended September
30. 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
September 27, 1999